                                                                     EXHIBIT 4.2


NEITHER THIS WARRANT NOR THE SECURITIES ISSUABLE UPON EXERCISE HEREOF HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS AND MAY NOT BE TRANSFERRED IN VIOLATION OF SUCH ACT OR LAWS, THE RULES AND REGULATIONS THEREUNDER OR THE PROVISIONS OF THIS WARRANT.

THIS WARRANT AND THE SECURITIES ISSUABLE UPON EXERCISE HEREOF ARE SUBJECT TO AN INVESTORS' RIGHTS AGREEMENT (A COPY OF WHICH IS ON FILE WITH THE SECRETARY OF THE COMPANY). NO TRANSFER, SALE, ASSIGNMENT, PLEDGE, HYPOTHECATION OR OTHER DISPOSITION OF THIS WARRANT OR THE SECURITIES ISSUABLE UPON EXERCISE HEREOF MAY BE MADE EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF SUCH INVESTORS' RIGHTS AGREEMENT. THE HOLDER OF THIS WARRANT AGREES TO BE BOUND BY ALL OF THE PROVISIONS OF SUCH INVESTORS' RIGHTS AGREEMENT, AS AMENDED FROM TIME TO TIME IN ACCORDANCE WITH ITS TERMS.


                                                               Warrant No. NBC-1
                                       No. of Shares of Common Stock: 10,000,000

                                     WARRANT

                           To Purchase Common Stock of

                               QUOKKA SPORTS, INC.

             This is to certify that NATIONAL BROADCASTING COMPANY, INC., a Delaware corporation ("NBC"), or registered assigns, is entitled at any time or from time to time, subject to the terms set forth herein, commencing on June 21, 2001 and continuing through the Expiration Date (as hereinafter defined), to purchase from QUOKKA SPORTS, INC., a Delaware corporation (the "Company"), TEN MILLION (10,000,000) shares of Common Stock (as hereinafter defined and subject to adjustment as provided herein), in whole or in part, including fractional parts, at the Exercise Price per share (subject to adjustment as set forth herein), all on the terms and conditions and pursuant to the provisions hereinafter set forth.

                                   ARTICLE 1.

                                  Defined Terms

             SECTION 1.1 Definitions. As used herein, the following terms shall have the following meanings:

             "Affiliate" means, with respect to any Person, any other Person that directly, or indirectly through one or more intermediaries, controls, is controlled by or is under common control with, such specified Person, for so long as such Person remains so associated to the specified Person.

             "Board" means the Board of Directors of the Company.

             "Business Day" means any day that is not a Saturday, a Sunday or other day on which banks are required or authorized by law to be closed in The City of New York.

             "Cashless Exercise Ratio" means a fraction, the numerator of which is the excess of the Market Value per share of Common Stock on the date of exercise over the Exercise Price per share as of the date of exercise and the denominator of which is the Market Value per share of the Common Stock on the date of exercise.

             "Change of Control" shall mean (a) the acquisition of ownership, directly or indirectly, beneficially or of record, by any Person or group (within the meaning of Rule 13d-5 under the Securities Exchange Act of 1934 as in effect on the date hereof) of shares representing a majority of the aggregate ordinary voting power represented by the issued and outstanding Common Stock;
(b) any transaction or series of related transactions (including without limitation, any reorganization, merger or consolidation) such that the Company's stockholders immediately prior to such transaction or series of transactions own less than 51% of the aggregate ordinary voting power of the surviving entity;
(c) the sale, lease, transfer, conveyance or other disposition, in one or a series of related transactions, of all or substantially all of the Company's assets; or (d) the occupation of a majority of the seats (other than vacant seats) on the board of directors of the Company by Persons who were neither (i) nominated by the board of directors of the Company nor (ii) appointed by directors so nominated; or (d) the occurrence of a "change of control" under and as defined in any indenture or agreement in respect of Company indebtedness as in effect from time to time.

             "Common Stock" means the Common Stock, par value $0.0001 per share, of the Company, together with any other equity securities that may be issued by the Company in substitution therefor.

             "control" (including the terms "controlled by" and "under common control with"), with respect to the relationship between or among two or more Persons, means the possession, directly or indirectly, of the power to direct or cause the direction of the affairs or management of a Person, whether through the ownership of voting securities, as trustee or executor, by contract or otherwise.

             "Exchange Act" means the Securities Exchange Act of 1934, as amended and the rules and regulations thereunder.

             "Exercise Price" means, at any date herein, the price at which a share of Common Stock may be purchased pursuant to this Warrant on such date. On the date of original issuance of this Warrant, the Exercise Price per share of Common Stock for each tranche of shares issuable hereunder is set forth on Schedule A attached hereto.

             "Expiration Date" means December 31, 2004.

             "Group" has the meaning assigned to it in Section 13(d)(3) of the Exchange Act.

             "Holder" means the duly registered holder of this Warrant under the terms hereof.

             "Independent Investment Banking Firm" means an investment banking firm of nationally recognized standing that is, in the reasonable judgment of the Person engaging such firm, qualified to perform the task for which it has been engaged.

             "Investors' Rights Agreement" means the Amended and Restated Investors' Rights Agreement dated March 31, 2000, among the Company and the holders of the Company's Common Stock and Warrants as set forth therein, as the same may be amended, supplemented or modified from time to time, including as amended (i) to include this Warrant in the definition of "Warrants" therein and
(ii) to include Holder in the definition of "Holder" therein.

             "Majority Holders" means the Holders of Warrants exercisable for in excess of 50% of the aggregate number of shares of Common Stock then purchasable upon exercise of all Warrants, whether or not then exercisable.

             "Market Value" means, with respect to capital stock or other equity securities, the last reported sales price on the date of determination or, in case no such sale takes place on such day, the average of the closing bid and asked prices regular way for such day, in each case (i) on the principal national securities exchange on which the shares of such capital stock or other equity interest are listed or to which such shares are admitted for trading or
(ii) if such capital stock or other equity interest is not listed or admitted for trading on a national securities exchange, in the over-the-counter market as reported by the National Association of Securities Dealers, Inc. National Market System ("NASDAQ") or any comparable system, or (iii) if such capital stock or other equity interest is not listed on NASDAQ or a comparable system, as furnished by two members of the National Association of Securities Dealers, Inc. ("NASD") selected from time to time in good faith by the Board for that purpose. In the absence of all of the foregoing, or if for any other reason the Market Value per share cannot be determined pursuant to the foregoing provisions or if the consideration to be received by the holders of Common Stock consists of evidences of indebtedness, other property, warrants, options or subscription of purchase rights, the Market Value shall be the fair market value thereof as determined by an Independent Investment Banking Firm selected by the Company and reasonably acceptable to NBC and its permitted transferees holding a majority of the applicable capital stock or equity securities. The reasonable fees and expenses of any Independent Investment Banking Firm involved in the determination of Market Value shall be borne equally by the Company and the Holder. For the purpose of any computation of Market Value under Section 2.5 and
Article 3, the "Market Value" per share of Common Stock (in cases where the Market Value is determined based on a trading price in accordance with clauses
(i) through (iii) above) at any date shall be (x) for purposes of Section 2.5, the last reported sales price on the Business Day immediately prior to the date of the exercise of this Warrant pursuant to Article 2 and (y) for purposes of Article 3, the average of the last reported sales prices for the shorter of (i) the 5 consecutive trading days ending seven trading days prior to the Time of Determination (as defined below) on the exchange or market specified in the first sentence of this definition and (ii) the period commencing on the date next succeeding the first public announcement of the issuance, sale, distribution or granting in question through such last full trading day prior to the Time of Determination. The term "Time of Determination" as used herein shall be the time and date of the earlier to occur of (A) the date as of which the Market Value is to be computed and (B) the last full trading day on such exchange or market before the commencement of "ex-dividend" trading in the Common Stock relating to the event giving rise to the adjustment required by Article 3.

             "NBC Competitor" means a Person, division or operation Engaged in, or which holds fifteen percent (15%) or more of the outstanding equity securities of, an NBC Competing Business, and all direct and indirect subsidiaries of such Person, division or operation. A Person is "Engaged" in a business if that business (a) generates at least twenty-five percent (25%) of that Person's revenues or (b) accounts for at least twenty-five percent (25%) of that Person's value. "NBC Competing Business" means a business, division or operation that distributes broad-based audio and/or video content of two minutes or more in length for viewing through a monitor or viewing device (whether the distribution is through broadcast or cable, optical fiber connections, satellite, wireless broadcast or any other means of transmission now known or hereafter devised, and whether on one or more channels), across several types of content, such as comedies, dramas, talk shows, news, sports, movies and children's programming. The "NBC Competitors" include, without limitation, as of the date hereof, Disney/ABC, CBS/Viacom (including CBS Sportsline.com and Sports.com), Time Warner/AOL, News Corporation/Fox and Vivendi.

             "Person" means any individual, corporation, limited liability company, limited or general partnership, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivisions thereof or any Group comprised of two or more of the foregoing.

             "Reorganization" means, with respect to any Person, any transaction (including, without limitation, any recapitalization, capital reorganization or reclassification of any class or series of equity securities (including partnership, limited liability company or similar interests of such Person), any consolidation of such Person with, or merger of such Person into, any other Person, any merger of another Person into such Person (other than a merger which does not result in a reclassification, conversion, exchange or cancellation of outstanding shares of capital stock of such Person), and any sale, transfer, lease, conveyance or other disposition of all or substantially all of the assets of such Person in one or a series of related transactions, but not including any stock split, combination or subdivision which is the subject of Section 3.1) pursuant to which any class or series of equity securities of such Person is exchanged for, or converted into the right to receive, other securities, cash or other property of any nature whatsoever.

             "SEC" means the U.S. Securities and Exchange Commission.

             "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations thereunder.

             "Warrant Issuance Agreement" means the Warrant Issuance Agreement, dated as of the date of original issuance of this Warrant, between the Company and NBC.

             "Warrant Shares" means the shares of Common Stock of the Company received, or issued and received, as the case may be, upon exercise of the Warrants.

             "Warrants" means this Warrant and all Warrants issued upon transfer, division or combination of, or in substitution for, any thereof. All Warrants shall at all times be identical as to terms and conditions and date, except as to the number of shares of Common Stock for which they may be exercised.


                                   ARTICLE 2.

                                 Exercise Terms

             SECTION 2.1 Exercise Periods. Subject to the terms and conditions set forth herein, this Warrant is fully vested and non-forfeitable as of the date hereof, and the Holder may exercise this Warrant on any Business Day for all or any part of the number of shares of Common Stock issuable hereunder; provided, however, that the number of shares of Common Stock for which this Warrant may be exercised on any date will be equal to (a) the sum of the shares as to which this Warrant has become exercisable on or prior to such date pursuant to the exercisability schedule attached hereto as Schedule A minus (b) the total number of shares of Common Stock for which this Warrant has previously been exercised prior to such date; and provided further, that upon any Reorganization of the Company, notwithstanding the exercisability schedule set forth in Schedule A hereto, this Warrant shall immediately become fully exercisable.

             SECTION 2.2 Expiration. This Warrant shall terminate and become void as of the earlier of (i) 5:00 p.m., New York City time, on the Expiration Date and (ii) the time and date this Warrant is exercised in full. The Company shall give notice not less than 90, and not more than 120, days prior to the Expiration Date to the Holder hereof to the effect that this Warrant will terminate and become void as of the close of business on the Expiration Date. This Warrant shall terminate and become void after the Expiration Date, notwithstanding the Company's failure to give such notice.

             SECTION 2.3 Manner of Exercise. (a) In order to exercise this Warrant, in whole or in part, Holder shall deliver to the Company at its principal office at 525 Brannan Street, San Francisco, California 94107, or at the office or agency designated by the Company pursuant to Article 6, (i) a written notice of Holder's election to exercise this Warrant, which notice shall specify the number of Warrant Shares to be purchased and shall be substantially in the form of the subscription form appearing at the end of this Warrant as Exhibit A, (ii) payment of the Exercise Price for the number of Warrant Shares in respect of which such Warrant is then exercised; provided that no such payment need be delivered if the Holder elects to exercise the Warrant pursuant to the Cashless Exercise or the In-Kind Exercise provided in subsection (b) below, and (iii) this Warrant. Payment of the Exercise Price shall be made in cash or by certified or official bank check payable to the order of the Company or by wire transfer of funds to an account designated by the Company for such purpose. The rights represented by this Warrant shall be exercisable at the election of the Holders thereof either in full at any time or in part from time to time and, in the event that this Warrant is surrendered for exercise in respect of less than all the Warrant Shares purchasable on such exercise at any time prior to the Expiration Date, the Company shall, at the time of delivery of the certificate or certificates representing the Warrant Shares, deliver to the Holder a new Warrant evidencing the rights of Holder to purchase the unpurchased shares of Common Stock called for by this Warrant, which new Warrant shall in all other respects be identical with this Warrant, or at the request of the Holder, appropriate notation may be made on this Warrant and the same returned to the Holder.

             (b) In lieu of payment of the Exercise Price in cash, at the option of the Holder, as indicated on the subscription form appearing at the end of this Warrant as Exhibit A, the Holder may (i) demand that the Company reduce the number of shares of Common Stock to be delivered to such Holder upon exercise of the Warrants then being exercised so that the Holder receives a number of shares of Common Stock equal to the product of (1) the number of shares of Common Stock for which such Warrant would otherwise then be nominally exercised if payment of the Exercise Price as of the date of exercise were being made in cash and (2) the Cashless Exercise Ratio (a "Cashless Exercise"), or (ii) deliver shares of Common Stock having a Market Value, determined on the day on which the Warrant is exercised, equal to the aggregate Exercise Price to be paid, that are either held by the Holder or are acquired in connection with such exercise, and without payment of the Exercise Price in cash (an "In-Kind Exercise")The Holder may use the Cashless Exercise or In-Kind Exercise option whether this Warrant is being exercised in full or in part.

             SECTION 2.4 Issuance of Warrant Shares. Subject to Section 2.5, upon the surrender of this Warrant and payment of the per share Exercise Price (or in accordance with Section 2.3(b)), as set forth in Section 2.3, the Company shall, as promptly as practicable, and in any event within five (5) Business Days thereafter, issue or cause there to be issued and deliver or cause to be delivered to or upon the written order of the Holder and in such name or names as the Holder may designate in the notice provided pursuant to Section 2.3, a certificate or certificates for the number of full Warrant Shares so purchased upon the exercise of such Warrants or other securities or property to which it is entitled, registered or otherwise to the Person or Persons entitled to receive the same, together with cash as provided in Section 2.5 in respect of any fractional Warrant Shares otherwise issuable upon such exercise. Such certificate or certificates shall be deemed to have been issued and any Person so designated to be named therein shall be deemed to have become a holder of record of such Warrant Shares as of the date of the delivery of the notice provided pursuant to Section 2.3, the surrender of this Warrant and, subject to
Section 2.3(b), payment of the per share Exercise Price.

             SECTION 2.5 Fractional Warrant Shares. The Company shall not be required to issue fractional Warrant Shares on the exercise of Warrants. If any fraction of a Warrant Share would, except for the provisions of this Section 2.5, be issuable on the exercise of this Warrant (or specified portion thereof), the Company shall pay an amount in cash equal to the Market Value for one Warrant Share on the Business Day immediately preceding the date the Warrant is exercised, multiplied by such fraction, computed to the nearest whole cent. For purposes of determining the Market Value, if in accordance with such term, an Independent Investment Banking Firm would be required to be hired to determine the Market Value and but for this Section 2.5, an Independent Investment Banking Firm is not otherwise required to be retained to determine Market Value at such time, then Market Value shall be determined in good faith by the Board.

             SECTION 2.6 Reservation of Warrant Shares. (a) The Company shall at all times on and following the Closing Date keep reserved out of its authorized shares of Common Stock a number of shares of Common Stock sufficient to provide for the exercise in full of all outstanding Warrants. The registrar for the Common Stock shall at all times on and following the Closing Date and until the Expiration Date, or the time at which all Warrants have been exercised or canceled, reserve such number of authorized shares as shall be required for such purpose. All Warrant Shares which may be issued upon exercise of this Warrant shall be duly and validly authorized, validly issued, fully paid, nonassessable, free of preemptive rights and free from any security interest, pledge, mortgage, lien (statutory or other), charge, option to purchase, lease or otherwise acquire any interest or any claim, restriction, covenant, title defect, hypothecation, assignment, deposit arrangement or other encumbrance of any kind or any preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement) , other than those created by or through the Holders.


             (b) Before taking any action which would cause an adjustment pursuant to Article 3 to reduce the Exercise Price below the then par value (if any) of the Common Stock, the Company shall take any and all corporate action which may, in the opinion of its counsel, be necessary in order that the Company may validly and legally issue fully paid and nonassessable shares of Common Stock at the Exercise Price as so adjusted.

             SECTION 2.7 Compliance with Law. If any shares of Common Stock required to be reserved for purposes of exercise of Warrants would require, under any other federal or state law or applicable governing rule or regulation of any national securities exchange, registration with or approval of any governmental authority, or listing on any such national securities exchange before such shares may be issued upon exercise, the Company will cause such shares to be duly registered or approved by such governmental authority or listed on the relevant national securities exchange, at its expense.

             SECTION 2.8 Continued Validity. A Holder of Warrant Shares shall continue to be entitled with respect to such shares to all rights and subject to all obligations to which it would have been entitled or subject as Holder under
Section 4.5 and Article 8 of this Warrant. The

Company will, at the time of each exercise of this Warrant, in whole or in part, upon the request of the Holder of the Warrant Shares issued upon such exercise hereof, acknowledge in writing in form reasonably satisfactory to such Holder, its continuing obligation to afford to such Holder all such rights; provided, however, that if such Holder shall fail to make any such request, such failure shall not affect the continuing obligation of the Company to afford to such Holder all such rights.

             SECTION 2.9 Listing of Warrant Shares. The Company shall cause the Warrant Shares to be (a) listed on each securities exchange, if any, on which similar securities issued by the Company are then listed, or (b) authorized to be quoted and/or listed (to the extent applicable) on the NASDAQ National Market if the Warrant Shares so qualify.

                                   ARTICLE 3.

                              Adjustment Provisions

             SECTION 3.1 Changes in Common Stock. In the event that at any time or from time to time after the date hereof, the Company shall (i) pay a dividend or make a distribution on its Common Stock in shares of its Common Stock or other shares of capital stock, (ii) subdivide its outstanding shares of Common Stock into a larger number of shares of Common Stock, (iii) combine its outstanding shares of Common Stock into a smaller number of shares of Common Stock or (iv) increase or decrease the number of shares of Common Stock outstanding by reclassification of its Common Stock (in each case, other than a transaction to which Section 3.3 or 3.4 is applicable), then the number of shares of Common Stock purchasable upon exercise of this Warrant immediately after the happening of such event shall be adjusted so that, after giving effect to such adjustment, the Holder of this Warrant shall be entitled to receive the number of shares of Common Stock upon exercise that such Holder would have owned or have been entitled to receive had this Warrant been exercised immediately prior to the happening of the events described above (or, in the case of a dividend or distribution of Common Stock, immediately prior to the record date therefor), and the Exercise Price shall be adjusted in inverse proportion. An adjustment made pursuant to this Section 3.1 shall become effective immediately after the effective date, retroactive to the record date therefor in the case of a dividend or distribution in shares of Common Stock, and shall become effective immediately after the effective date in the case of a subdivision, combination or reclassification.

             SECTION 3.2 Cash and Non-Cash Dividends; Other Distributions. In case at any time or from time to time after the date hereof, the Company shall distribute to all holders of Common Stock (i) any dividend or other distribution of property other than cash, evidences of its indebtedness, shares of its capital stock or any other non-cash properties or securities, (ii) any cash paid or payable other than as a cash dividend, or (iii) any options, warrants or other rights to subscribe for or purchase any of the foregoing (other than, in each case set forth in (i), (ii) and (iii), (x) any dividend or distribution described in Section 3.1 or 3.4 or (y) any rights, options, warrants or securities described in Section 3.3 or 3.4), then (i) the number of shares of Common Stock purchasable upon the exercise of this

Warrant shall be increased to a number determined by multiplying the number of shares of Common Stock purchasable upon the exercise of this Warrant immediately prior to the record date for any such dividend or distribution by a fraction,
(A) the numerator of which shall be the Market Value per share of Common Stock on the record date for such distribution, and (B) the denominator of which shall be such Market Value per share of Common Stock less the sum of (x) any cash distributed per share of Common Stock and (y) the fair value (the "Fair Value") (as determined in good faith by the Board, whose determination shall be evidenced by a Board resolution, a certified copy of which will be sent to Holders) of the portion, if any, of the distribution applicable to one share of Common Stock consisting of evidences of indebtedness, shares of stock, securities, other property, warrants, options or subscription or purchase rights and (ii) the Exercise Price shall be adjusted to a number determined by dividing the Exercise Price immediately prior to such record date by the above fraction. Such adjustments shall be made whenever any distribution is made and shall become effective as of the date of distribution, retroactive to the record date for any such distribution; provided, however, that the Company is not required to make an adjustment pursuant to this Section 3.2 if at the time of such distribution the Company makes the same distribution to Holders of Warrants as it makes to holders of Common Stock pro rata based on the number of shares of Common Stock for which such Warrants are exercisable. No adjustment shall be made pursuant to this Section 3.2 which shall have the effect of decreasing the number of shares of Common Stock purchasable upon exercise of each Warrant or increasing the Exercise Price.

             SECTION 3.3 Rights Issue. In the event that at any time or from time to time after the date hereof, the Company shall issue, sell, distribute or otherwise grant any rights to subscribe for or to purchase, or any options or warrants for the purchase of, or any securities convertible or exchangeable into, Common Stock to all holders of Common Stock, entitling such holders to subscribe for or purchase shares of Common Stock or stock or securities convertible into Common Stock (other than pursuant to a transaction described in Section 3.4), whether or not immediately exercisable, convertible or exchangeable, as the case may be, and the subscription or purchase price per share of Common Stock or the price per share of Common Stock issuable upon exercise, conversion or exchange thereof is lower at the record date for such issuance than the then Market Value per share of Common Stock (which securities or rights are referred to as the "New Rights"), the number of shares of Common Stock thereafter purchasable upon the exercise of this Warrant shall be determined by multiplying the number of shares of Common Stock purchasable upon the exercise of this Warrant prior to the record date by a fraction, (A) the numerator of which shall be the sum of (i) the number of shares of Common Stock outstanding on the date of issuance of the New Rights, plus (ii) the number of shares of Common Stock issuable or convertible into shares of Common Stock pursuant to options, warrants or other rights or securities outstanding on the date of issuance of the New Rights plus (iii) the number of additional shares of Common Stock offered for subscription or purchase or into or for which such securities are convertible or exchangeable pursuant to such New Rights, and (B) the denominator of which shall be the sum of (i) the number of shares of Common Stock outstanding on the date of issuance of the New Rights, plus (ii) the number of shares of Common Stock issuable or convertible into shares of Common Stock pursuant to options, warrants or other rights or securities outstanding on the date of issuance of the New Rights plus (iii) the total number of shares of Common Stock which could be purchased at the Market Value with the aggregate consideration received through the issuance of the New Rights. In the event of any such adjustment, the Exercise Price shall be adjusted to a number determined by dividing the Exercise Price immediately prior to such date of issuance by the above fraction. Such adjustment shall be made whenever the New Rights are issued and shall become effective retroactively immediately after the record date for the determination of stockholders entitled to receive the New Rights. Notwithstanding anything else herein, the convertible debt financing transaction currently contemplated by the Company, which financing transaction will not exceed eighty million dollars, will not be deemed to be New Rights and will not trigger any adjustment to this Warrant as described herein.

             If the Company at any time shall issue two or more securities as a unit and one or more of such securities shall be rights, options or warrants for or securities convertible or exchangeable into, Common Stock subject to this
Section 3.3, the consideration allocated to each such security shall be determined in good faith by a Board resolution, a certified copy of which shall be delivered to the Holder.

             SECTION 3.4 Reorganizations. In case the Company shall effect or enter into any agreement or understanding to effect a Reorganization and, pursuant to the terms of such Reorganization, shares of common stock of the successor or acquiring Person, or any cash, shares of stock or other securities or property of any nature whatsoever (including warrants or other subscription or purchase rights) in addition to or in lieu of common stock of the successor or acquiring Person ("Other Property"), are to be received by or distributed to the holders of Common Stock of the Company in accordance with such Reorganization, then each Holder shall have the right thereafter to receive, upon exercise of such Warrant, the number of shares of common stock of the successor or acquiring Person or of the Company, if it is the surviving entity, and Other Property receivable upon or as a result of such Reorganization transaction by a holder of the number of shares of Common Stock for which this Warrant is exercisable immediately prior to such event; provided, however, that if such Reorganization constitutes a Change of Control of the Company and the successor or acquiring Person is an NBC Competitor, the Exercise Price of each portion of this Warrant that is unexercisable as of the closing date of the transactions constituting such Change of Control shall be adjusted to represent the weighted average of the Exercise Prices (as the same may previously have been adjusted pursuant to this Article 3) of all portions of this Warrant that are unexercisable as of such date. The successor or acquiring Person in such Reorganization (if other than the Company) shall expressly assume the due and punctual observance and performance of each and every covenant and condition of this Warrant to be performed and observed by the Company and all the obligations and liabilities hereunder, subject to such modifications as may be deemed appropriate (as determined by resolution of the Board) in order to provide for adjustments of shares of the Common Stock for which this Warrant is exercisable which shall be as nearly equivalent as practicable to the adjustments provided for in this Article 3. For purposes of this Section 3.4 "common stock of the successor or acquiring Person" shall include stock of such Person of any class which is not preferred as to dividends or assets over any other class of stock of such Person and which is not subject to redemption and shall also include any evidences of indebtedness, shares of stock or other securities which are convertible into or exchangeable for any such stock, either immediately or upon the arrival of a specified date or the happening of a specified event and any warrants or other rights to subscribe for or purchase any such stock. The foregoing provisions of this Section 3.4 shall similarly apply to successive Reorganizations.

             SECTION 3.5 Other Events. If any event occurs as to which the foregoing provisions of this Article 3 are not strictly applicable or, if strictly applicable, would not, in the good faith judgment of the Board, fairly and adequately protect the purchase rights of the Warrants in accordance with the essential intent and principles of such provisions, then the Board shall make such adjustments in the application of such provisions, in accordance with such essential intent and principles, as shall be reasonably necessary, in the good faith opinion of the Board, to protect such purchase rights as aforesaid.

             SECTION 3.6 Superseding Adjustment. Upon the expiration, termination or cancellation of any rights, options, warrants or conversion or exchange privileges which resulted in the adjustments pursuant to this Article 3, if any thereof shall not have been exercised, the number of Warrant Shares purchasable upon the exercise of each Warrant shall be readjusted as if (A) the only shares of Common Stock issuable upon exercise of such rights, options, warrants, conversion or exchange privileges were the shares of Common Stock, if any, actually issued upon the exercise of such rights, options, warrants or conversion or exchange privileges and (B) shares of Common Stock actually issued, if any, were issuable for the consideration actually received by the Company upon such exercise plus the aggregate consideration, if any, actually received by the Company for the issuance, sale or grant of all such rights, options, warrants or conversion or exchange privileges whether or not exercised and the Exercise Price shall be readjusted inversely; provided, however, that no such readjustment shall (except by reason of an intervening adjustment under Section 3.1 or, if applicable, Section 3.5) have the effect of decreasing the number of Warrant Shares purchasable upon the exercise of each Warrant or increasing the Exercise Price by an amount in excess of the amount of the adjustments to the number of Warrant Shares purchasable and the Exercise Price initially made in respect of the issuance, sale or grant of such rights, options, warrants or conversion or exchange privileges.

             SECTION 3.7 Minimum Adjustment. The adjustments required by the preceding Sections of this Article 3 shall be made whenever and as often as any specified event requiring an adjustment shall occur, except that no adjustment of the Exercise Price or the number of shares of Common Stock purchasable upon exercise of the Warrants that would otherwise be required shall be made (except in the case of a subdivision or combination of shares of Common Stock, as provided for in Section 3.1) unless and until such adjustment either by itself or with other adjustments not previously made increases or decreases by at least 1% the Exercise Price or the number of shares of Common Stock purchasable upon exercise of the Warrants immediately prior to the making of such adjustment. Any adjustment representing a change of less than such minimum amount shall be carried forward and made as soon as such adjustment, together with other adjustments required by this Article 3 and not previously made, would result in a minimum adjustment. For the purpose of any adjustment, any specified event shall be deemed to have occurred at the close of business on the date of its occurrence. In computing adjustments under this Article 3, fractional interests in Common Stock shall be taken into account to the nearest one-hundredth of a share.

             SECTION 3.8 Other Provisions Regarding Adjustments. In the event that at any time, as a result of an adjustment made pursuant to Section 3.1 hereof, the holder of this Warrant shall become entitled to receive any shares of capital stock of the Company other than shares of Common Stock, thereafter the number of such other shares of capital stock so receivable upon exercise of this Warrant shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Common Stock contained in Article 3 and the provisions contained elsewhere herein with respect to Common Stock shall apply on like terms to any such other shares.

             SECTION 3.9 Challenge to Good Faith Determination. Whenever the Board shall be required to make a determination in good faith of the Fair Value of any item under this Article 3, the Majority Holders may challenge such determination in good faith by notifying the Board in writing of the Majority Holders' determination of the Fair Value of such item. Any such dispute shall be resolved by an Independent Investment Banking Firm selected by the Majority Holders and reasonably acceptable to the Company. The expenses of any challenge made by the Majority Holders hereunder to be paid by the Company shall be the amount obtained by multiplying (a) the aggregate amount of such expenses and (b) the percentage up to 100% obtained by dividing (i) the difference between the Fair Value determined by the Independent Investment Banking Firm and the Fair Value claimed by the Company by (ii) the difference between the Fair Value claimed by the Majority Holders and the Fair Value claimed by the Company. Any remaining amounts will be paid by the Majority Holders.

             SECTION 3.10 Notice of Adjustment. Whenever the Exercise Price or the number of shares of Common Stock and other property, if any, purchasable upon exercise of Warrants is adjusted, as herein provided, the Company shall deliver to the Holders a certificate of a firm of independent accountants (who may be the regular accountants employed by the Company) or the Chief Financial Officer of the Company setting forth, in reasonable detail, the event requiring the adjustment and the method by which such adjustment was calculated (including a description of the basis on which the Board determined the fair market value of any evidences of indebtedness, other securities or property or warrants or other subscription or purchase rights), and specifying the Exercise Price and the number of shares of Common Stock purchasable upon exercise of Warrants after giving effect to such adjustment.

             SECTION 3.11 Notice of Certain Transactions. In the event that the Company shall resolve or agree (a) to pay any dividend payable in securities of any class to the holders of its Common Stock or to make any other distribution to the holders of its Common Stock, (b) to offer the holders of its Common Stock rights to subscribe for or to purchase any securities convertible into shares of Common Stock or shares of Common Stock or shares of stock of any class or any other securities, rights or options, (c) to effect any reclassification of its Common Stock, capital reorganization, merger, consolidation or disposition of assets or (d) to effect any of the transactions described in Sections 3.1, 3.2,
3.3 and 3.4 above, the Company shall within 10 business days send to the Holders, a notice of such proposed action or offer, such notice to be mailed to the Holders, which shall specify the record date for the purposes of such dividend, distribution or rights, or the date such issuance or event is to take place and the date of participation therein by the holders of Common Stock, if any such date is to be fixed, and shall briefly indicate the effect of such action on the Common Stock and on the number and kind of any other shares of stock and on other property, if any, and the number of shares of Common Stock and other property, if any, purchasable upon exercise of each Warrant and the Exercise Price after giving effect to any adjustment which will be required as a result of such action. Such notice shall be given by the Company as promptly as possible.


                                   ARTICLE 4.

                       Transfer, Division and Combination

             SECTION 4.1 Transfer. Subject to compliance with Section 4.5, transfer of this Warrant and all rights hereunder, in whole or in part, shall be registered on the books of the Company to be maintained for such purpose, upon surrender of this Warrant at the principal office of the Company referred to in
Section 2.3 or the office or agency designated by the Company pursuant to
Article 6, together with a written assignment of this Warrant substantially in the form of Exhibit B hereto duly executed by Holder or its agent or attorney and funds sufficient to pay any transfer taxes payable upon the making of such transfer. Upon such surrender and, if required, such payment, the Company shall, subject to Section 4.5, execute and deliver a new Warrant or Warrants in the name of the assignee or assignees and in the denomination specified in such instrument of assignment, and shall issue to the assignor a new Warrant evidencing the portion of this Warrant not so assigned, and this Warrant shall promptly be canceled. A Warrant, if properly assigned in compliance with Section 4.5, may be exercised by a new Holder for the purchase of shares of Common Stock without having a new Warrant issued. If requested by the Company, a new Holder shall acknowledge in writing, in form reasonably satisfactory to the Company, such Holder's continuing obligations under Section 4.5 and Article 8.

             SECTION 4.2 Division and Combination. Subject to Section 4.5, this Warrant may be divided or combined with other Warrants upon presentation hereof at the aforesaid office or agency of the Company, together with a written notice specifying the names and denominations in which new Warrants are to be issued, signed by Holder or its agent or attorney. Subject to compliance with Section
4.1 and with Section 4.5, as to any transfer which may be involved in such division or combination, the Company shall execute and deliver a new Warrant or Warrants in exchange for the Warrant or Warrants to be divided or combined in accordance with such notice.

             SECTION 4.3 Expenses. The Company shall prepare, issue and deliver at its own expense (other than transfer taxes) the new Warrant or Warrants under this Article 4.

             SECTION 4.4 Maintenance of Books. The Company agrees to maintain, at its aforesaid office or agency, books for the registration or transfer of the Warrants.

             SECTION 4.5 Restriction on Transfer. (a) This Warrant and the Warrant Shares issuable upon exercise hereof are subject in all respects to the terms and conditions of the

Investors' Rights Agreement. No transfer, sale, assignment, hypothecation or other disposition of this Warrant or the Warrant Shares issuable upon exercise hereof may be made except in accordance with the provisions of the Investors' Rights Agreement (it being understood that any transfer of Common Stock permitted under the provisions of the Investors' Rights Agreement shall be a permitted transfer with respect to this Warrant and the Warrant Shares). The Holder, by acceptance of this Warrant, agrees to be bound by the applicable provisions of the Investors' Rights Agreement and all applicable benefits of the Investors' Rights Agreement shall inure to such Holder. Notwithstanding anything else herein, this Warrant is not transferable by Holder, except to an Affiliate of Holder.

             (b) (i) Except as otherwise provided in this Section 4.5, each certificate for Warrant Shares initially issued upon the exercise of this Warrant, and each certificate for Warrant Shares issued to any transferee of any such certificate, shall be stamped or otherwise imprinted with a legend in substantially the following form:

             THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS AND MAY NOT BE TRANSFERRED IN VIOLATION OF SUCH ACT OR LAWS OR THE RULES AND REGULATIONS THEREUNDER.

             THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO AN INVESTORS' RIGHTS AGREEMENT (A COPY OF WHICH IS ON FILE WITH THE SECRETARY OF THE COMPANY). NO TRANSFER, SALE, ASSIGNMENT, PLEDGE, HYPOTHECATION OR OTHER DISPOSITION OF THE SHARES REPRESENTED BY THIS CERTIFICATE MAY BE MADE EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF SUCH INVESTORS' RIGHTS AGREEMENT. THE HOLDER OF THESE SECURITIES AGREES TO BE BOUND BY ALL OF THE PROVISIONS OF SUCH INVESTORS' RIGHTS AGREEMENT.


             (ii) Except as otherwise provided in this Section 4.5, each Warrant shall be stamped or otherwise imprinted with a legend in substantially the following form:

             NEITHER THIS WARRANT NOR THE SECURITIES ISSUABLE UPON EXERCISE HEREOF HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS AND MAY NOT BE TRANSFERRED IN VIOLATION OF SUCH ACT OR LAWS, THE RULES AND REGULATIONS THEREUNDER OR THE PROVISIONS OF THIS WARRANT.

             THIS WARRANT AND THE SECURITIES ISSUABLE UPON EXERCISE HEREOF ARE SUBJECT TO AN INVESTORS' RIGHTS AGREEMENT (A COPY OF WHICH IS ON FILE WITH THE SECRETARY OF THE COMPANY). NO TRANSFER, SALE, ASSIGNMENT, PLEDGE, HYPOTHECATION OR OTHER DISPOSITION OF THIS WARRANT OR THE SECURITIES ISSUABLE UPON EXERCISE HEREOF MAY BE MADE EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF SUCH INVESTORS' RIGHTS AGREEMENT. THE HOLDER OF THIS WARRANT AGREES TO BE BOUND BY ALL OF THE PROVISIONS OF SUCH INVESTORS' RIGHTS AGREEMENT.

             (c) Notwithstanding the provisions of Section 4.5(b), (i) the Company shall deliver Warrants or certificates for Warrant Shares without the first paragraph of the legend set forth in any such clause if the securities referred to in such clause shall have been registered under the Securities Act or if such legend is otherwise not required under the Securities Act, and if such legend has been set forth on any previously delivered certificates, such legend shall be removed from any certificates at the request of the Holder if the securities referred to in such clause have been registered under the Securities Act, or if such legend is not otherwise required under the Securities Act, and (ii) the Company shall deliver Warrants or certificates for Warrant Shares without the second paragraph of the legend set forth in such clause if such legend is no longer required pursuant to the terms of the Investors' Rights Agreement.

             SECTION 4.6 No Voting or Dividend Rights. Nothing contained in this Warrant shall be construed as conferring upon the Holder hereof the right to vote or to consent or to receive notice as a stockholder of the Company or any other matters or any rights whatsoever as a stockholder of the Company. No dividends or interest shall be payable or accrued in respect of this Warrant or the interest represented hereby or the shares purchasable hereunder until, and only to the extent that, this Warrant shall have been exercised. No provision hereof, in the absence of affirmative action by the Holder to purchase any Warrant Shares, and no mere enumeration herein of the rights or privileges of the Holder shall give rise to any liability of Holder for the Exercise Price or as a stockholder of the Company, whether such liability is asserted by the Company or its creditors.


                                   ARTICLE 5.

                               Loss or Mutilation

             Upon receipt by the Company from any Holder of evidence reasonably satisfactory to it of the ownership of and the loss, theft, destruction or mutilation of this Warrant and indemnity reasonably satisfactory to it (it being understood that the written agreement of the NBC or its permitted transferees shall be sufficient indemnity) and in case of mutilation upon surrender and cancellation hereof, the Company will execute and deliver in lieu hereof a new

Warrant of like tenor to such Holder (without expense to the Holder); provided, in the case of mutilation, no indemnity shall be required if this Warrant in identifiable form is surrendered to the Company for cancellation.

                                   ARTICLE 6.

                              Office of the Company

             As long as any of the Warrants remain outstanding, the Company shall maintain an office or agency (which may be the principal executive offices of the Company) where the Warrants may be presented for exercise, registration of transfer, division or combination as provided in this Warrant.

                                   ARTICLE 7.

                             Limitation of Liability

             No provision hereof, in the absence of affirmative action by the Holder hereof to purchase shares of Common Stock, and no enumeration herein of the rights or privileges of the Holder hereof, shall give rise to any liability of such Holder for the purchase price of any Common Stock or as a stockholder of the Company, whether such liability is asserted by the Company or by creditors of the Company.


                                   ARTICLE 8.

                                  Miscellaneous

             SECTION 8.1 Nonwaiver and Expenses. No course of dealing or any delay or failure to exercise any right hereunder on the part of the Holder hereof shall operate as a waiver of such right or otherwise prejudice such Holder's rights, powers or remedies. If the Company fails to make, when due, any payments provided for hereunder, or fails to comply with any other provision of this Warrant, the Company shall pay to the Holder hereof such amounts as shall be sufficient to cover any reasonable costs and expenses including, but not limited to, reasonable attorneys' fees, including those of appellate proceedings, incurred by such Holder in collecting any amounts due pursuant hereto or in otherwise enforcing any of its rights, powers or remedies hereunder.

             SECTION 8.2 Financial Information. The Company will file on or before the required date (including any permitted extensions) all required regular or periodic reports (pursuant to the Exchange Act) with the Commission and the Company will deliver to each Holder of a Warrant or Warrant Shares promptly upon their becoming available one copy of each report, notice or proxy statement sent by the Company to its stockholders generally.

             SECTION 8.3 Unexercised Warrants. Except as otherwise specifically required herein, holders of unexercised Warrants are not entitled (i) to receive dividends or other distributions, (ii) to receive notice of or vote at any meeting of the stockholders, (iii) to consent to any action of the stockholders,
(iv) to receive notice of any other proceedings of the Company or (v) to exercise any other rights as stockholders of the Company.

             SECTION 8.4 Amendment. This Warrant and all other Warrants may be amended with the written consent of the Company and the Majority Holders; provided, however, that no such Warrant may be amended to reduce the number of shares of Common Stock for which such Warrant is exercisable or to increase the Exercise Price (before giving effect to any adjustment as provided therein) without the prior written consent of the Holder thereof. In determining whether the Holders of the required number of Warrants have concurred in any direction, waiver or consent, Warrants owned by the Company or any Subsidiary of the Company shall be disregarded and deemed not to be outstanding. Also, subject to the foregoing, only Warrants outstanding at the time shall be considered in any such determination.

             SECTION 8.5 Notices. All notices required or permitted hereunder shall be in writing and shall be deemed effectively given: (i) upon personal delivery to the party to be notified, (ii) when sent by confirmed facsimile if sent during normal business hours of the recipient; if not, then on the next business day, (iii) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, (iv) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt, or (v) if earlier, upon receipt. All communications shall be sent to the party to be notified at the address as set forth on Schedule B hereto or at such other address as such party may designate by ten (10) days advance written notice to the other parties hereto.

             The Company and any Holder by notice to the other may designate additional or different addresses for subsequent notices or communications.

             SECTION 8.6 Remedies. The Company and the Holder hereof each stipulates that the remedies at law of each party hereto in the event of any default or threatened default by the other party in the performance or compliance with any of the terms of this Warrant are not and will not be adequate and that, to the fullest extent permitted by law, such terms may be specifically enforced by a decree for the specific performance of any agreement contained herein or by an injunction against a violation of any of the terms hereof or otherwise.

             SECTION 8.7 Governing Law. The laws of the State of New York shall govern this Warrant.

             SECTION 8.8 Successors. Subject to Section 4.5 hereof, this Warrant and the rights evidenced hereby shall inure to the benefit of and be binding upon the successors and assigns of the Company and the Holder hereof, and shall be enforceable by any such successors and assigns.

             SECTION 8.9 Counterparts. This Warrant Agreement may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

             SECTION 8.10 Table of Contents. The table of contents and headings of the Articles and Sections of this Warrant Agreement have been inserted for convenience of reference only, are not intended to be considered a part hereof and shall not modify or restrict any of the terms or provisions hereof.

             SECTION 8.11 Severability. The provisions of this Warrant are severable, and if any clause or provision shall be held invalid, illegal or unenforceable in whole or in part in any jurisdiction, then such invalidity or unenforceability shall affect in that jurisdiction only such clause or provision, or part thereof, and shall not in any manner affect such clause or provision in any other jurisdiction or any other clause or provision of this Warrant in any jurisdiction.

             IN WITNESS WHEREOF, the Company has caused this Warrant to be duly executed and attested by its Secretary or an Assistant Secretary.

Dated:  August 22, 2000                QUOKKA SPORTS, INC.


                                       By: /s/ Al Ramadan
                                          --------------------------------
                                           Al Ramadan, President and CEO


Attest:


By: /s/ Les Schmidt
   --------------------------------
        Les Schmidt, Secretary

                                   SCHEDULE A

                       EXERCISE SCHEDULE; EXERCISE PRICES

------------------------------------------------------------------------------------------------
                     NUMBER OF SHARES
    TRANCHE             EXERCISABLE           DATE EXERCISABLE      EXERCISE PRICE PER SHARE
------------------------------------------------------------------------------------------------
   Tranche 1             3,333,333           At any time on or                $8.89
                                            after June 21, 2001
------------------------------------------------------------------------------------------------
   Tranche 2             3,333,333           At any time on or               $13.34
                                            after June 21, 2002
------------------------------------------------------------------------------------------------
   Tranche 3             3,333,334           At any time on or               $20.00
                                            after June 21, 2003
------------------------------------------------------------------------------------------------

                                   SCHEDULE B

                              ADDRESSES FOR NOTICE


If to the Company:

Quokka Sports, Inc.
525 Brannan Street
San Francisco, CA 94107
Attention: General Counsel
Tel: 415.908.3800
Fax: 415.908.4069

        With a copy to:
        Cooley Godward LLP
        One Maritime Plaza, 20th Floor
        San Francisco, CA  94111
        Attention:  Kenneth L. Guernsey, Esq.
        Tel:  415.693.2000
        Fax:  415.951.3699


If to NBC:

National Broadcasting Company, Inc.
30 Rockefeller Plaza
New York, NY 10112
Attention: Vice President, Negotiations
Tel: 212.664.7168
Fax: 212.664.5835

        With a copy to:
        National Broadcasting Company, Inc.
        30 Rockefeller Plaza
        New York, NY 10112
        Attention: Vice President, Corporate and Transactions Law
        Tel:  212.664.3307
        Fax:  212.977.7165

                                    EXHIBIT A

                                SUBSCRIPTION FORM

                 [To be executed only upon exercise of Warrant]

             The undersigned registered owner of this Warrant ("Warrant") irrevocably exercises this Warrant for the purchase of [up to] ______________ Shares of Common Stock of QUOKKA SPORTS, INC. and [herewith makes payment therefor] [requests that the Company withhold the number of Shares from the Common Stock receivable by the undersigned in accordance with the Cashless Exercise option specified in Section 2.2 of this Warrant]1/, all at the price and on the terms and conditions specified in this Warrant and requests that certificates for the shares of Common Stock hereby purchased (and any securities or other property issuable upon such exercise) be issued in the name of and delivered to _________________________ whose address is ____________________________ and, if such shares of Common Stock shall not include all of the shares of Common Stock issuable as provided in this Warrant, that a new Warrant of like tenor and date for the balance of the shares of Common Stock issuable hereunder be delivered to the undersigned.


-----------------------------------
    (Name of Registered Owner)


-----------------------------------
  (Signature of Registered Owner)


-----------------------------------
         (Street Address)


-----------------------------------
(City)       (State)     (Zip Code)


NOTICE: The signature on this subscription must correspond with the name as written upon the face of the within Warrant in every particular, without alteration or enlargement or any change whatsoever.



--------------
1.   To be inserted if Cashless Exercise is requested.

                                    EXHIBIT B

                                 ASSIGNMENT FORM


             FOR VALUE RECEIVED the undersigned registered owner of this Warrant ("Warrant") hereby sells, assigns and transfers unto the Assignee named below all of the rights of the undersigned under this Warrant, with respect to the number of shares of Common Stock set forth below:


                                    No. of Shares of
Name and Address of Assignee         of Common Stock
----------------------------         ---------------






and does hereby irrevocably constitute and appoint attorney-in-fact to register such transfer on the books of QUOKKA SPORTS, INC. maintained for the purpose, with full power of substitution in the premises.


Dated:
      -----------------------------

Name:
     ------------------------------
               (Print)

Signature:
          -------------------------

Witness:
        ---------------------------


NOTICE: The signature on this subscription must correspond with the name as written upon the face of the within Warrant in every particular, without alteration or enlargement or any change whatsoever.